As filed with the Securities and Exchange Commission on December 12, 2013

Registration No. 333-191172

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IXIR PRODUCTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	8999	46-3005857
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

4 Rue Santeuil, Nantes 44000, France

+33-96-707-7099

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent and Transfer Syndicate, Inc.

112 North Curry Street

Carson City, NV 89703-4934

775-882-1013

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

(702) 382-1714

Fax: (702) 382-1759

E-mail: harold@gewerterlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting
company [x]
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (1)(3)

Common stock, par
value $.001 per share,	500,000	$0.10	$50,000.00	$6.82
for sale by our
Company

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED ____________ __, 2013.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

IXIR PRODUCTIONS, INC.

500,000 Shares of Common stock

This prospectus will allow us to issue up to 500,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be available for use by Ixir Productions, Inc. (“the Company”). There is no minimum amount of common stock that must be sold by the Company, and that the proceeds from the offering will not be placed in escrow but will be immediately available for use by the Company. The Company may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations; and has no market for its shares. The Company intends to have its shares quoted on the OTC Bulletin Board and the shares are not currently listed on any exchange. This offering is self-underwritten and Mr. Azoulay will do all sales on behalf of the Company.

			Proceeds to
	Offering Price	Offering	Our
	Per Share	Expenses (1)	Company
Per Share (Initial Public Offering)	$0.10	$0.01	$0.09
25% of the Offering Filled	$0.10	$10,500	$2,000
50% of the Offering Filled	$0.10	$10,500	$14,500
75% of the Offering Filled	$0.10	$10,500	$27,000
Total	$0.10	$10,500	$39,500

(1) Estimated expenses before payment of any underwriting or placement commissions, discounts or expense.

The Company is a Shell Company as defined by as defined in Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.

The Company believes it is not a blank check company because the Company has no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 7 before purchasing our common stock.

The offering will be open for 180 days.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Anyrepresentation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2013.

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Table of Contents

Prospectus Summary	3
Risk Factors	4
Cautionary Note Regarding Forward-Looking Statements	11
Use of Proceeds	12
Capitalization	13
Dilution	13
Market for Common Equity and Related Stockholder Matters	14
Description of Business and Property	14
Management’s Discussion and Analysis of Financial Condition and Results of Operations	18
Our Management	22
Security Ownership of Certain Beneficial Owners and Management	23
Certain Relationships and Related Party Transactions	23
Description of Capital Stock	24
Plan of Distribution	26
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	28
Legal Opinion	28
Experts	28
Interests of Named Experts and Counsel	28
Additional Information	29
Index to Financial Statements	F-1
Signatures	33

Unless otherwise specified, the information in this prospectus is set forth as of December 12, 2013, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to the “Company,” “we,” “us,” and “our,” we mean IXIR Productions, Inc., a Nevada corporation. This prospectus contains forward-looking statements and information relating to IXIR Productions, Inc. See Cautionary Note Regarding Forward Looking Statements on page 14.

Our Company

Ixir Productions, Inc. is a boutique, one-stop-shop record label. Our Company is in the business of recruiting music artists, and providing them with worldwide digital distribution, production, music videos, music press relations, online marketing and event promotion. Mr. John Azoulay is the sole officer and director of Ixir Productions, Inc.

Since the Company’s incorporation date (March 19, 2013), John Azoulay has served as the Company’s President, Director, Secretary, and Treasurer. There is no Board of Directors.

Our mission is to provide essential services to music artists including worldwide online distribution, music recording and production, music release, marketing and promotions, online marketing, music videos, and club/DJ promotion. It is our intent to provide the services described, but that we do not have the funding or operational ability to do so at this time. We currently have one artist, our sole officer and director, Mr. Azoulay. All of our songs available for sale are Mr. Azoulay’s songs that he self-produced and that we have generated insignificant revenues from the sales of these songs.

The Company believes it is not blank check company because the company has no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

Through June 30, 2013, the Company has incurred a net loss of $81. The Company has only one officer and director who will devote approximately 20 hours per month to the Company.

We are in the early stages of developing our one-stop-shop record label and our brand. We currently have minimal revenues, no operating history, and no music artist clients but our sole officer for our proposed services. Our plan of operations over the 12 month period following successful completion of our offering is to build awareness of our boutique one-stop-shop record label. To date we have released 17 songs that are available for sale through the major music portals on the Internet. We intend to charge our future clients a flat-rate fee for music production services and 15% commission of sales of their music.

Even if we are successful in raising all of the funding under this Offering, we will still not be in a position to generate any significant revenues or become profitable. We still must raise significant additional funding to continue with our business. The Offering is only sufficient to enable us to design and launch our website, branding and identify potential music artists. Since we have only budgeted $20,000 for advertising and promotion, it might not be sufficient to build brand awareness in the public domain. We believe we will require an additional $40,000 for advertising and promotion expenses and $30,000 to hire an event manager consultant for a period of 6 months to assist us in promoting our music artists.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by our officer and director. We received our initial funding of $12,500 through the sale of common stock to our officer and director, who purchased 5,000,000 shares at $0.0025 per share.

We are an "emerging growth company" as defined in the Jumpstart our Business Startups Act of 2012. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

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Our executive offices are located at 4 Rue Santeuil, Nantes 44000, France. Our telephone number is +33-96-707-7099.

The Offering

This prospectus covers up to 500,000 shares to be issued and sold by the Company at a price of $0.10 per share in a direct public offering.

ABOUT THIS OFFERING

Securities Being Offered
Up to 500,000 shares of common stock of IXIR Productions, Inc. to be sold by the Company at a price of $0.10 per share.
Initial Offering Price
The Company will sell up to 500,000 shares at a price of $0.10 per share.

The Company will offer and sell the shares of its common stock at a price of

$0.10 per share in a direct offering to the public.

The offering will conclude when the Company has sold all of the 500,000 shares of common stock offered by it or a maximum of 180 days. The Company may, in its sole discretion, decide to terminate the registration of the shares offered by the Company.

Terms of the Offering
An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 7.
Termination of the Offering
The offering will be open for 180 days.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

Our business and operations of recruiting music artists, and providing them with worldwide digital distribution, production, music videos, music press relations, online marketing and event promotion should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. The Company may be unable to recruit artists or appropriate artists to match the promotion and distribution channels which the Company has access to. If the Company is unable to expand its artist or music inventory, the business may fail.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our Company was formed in March 2013 but we have not yet begun full scale operations. We have not proven that our business model will allow us to generate a profit.

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We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of $81 as of June 30, 2013. We are sustaining substantial operation and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

Material weaknesses in our Internal Controls may result in unreliability of our financial statements.

Our ability to generate reliable financial statements may be impeded by the material weaknesses in our internal controls including the lack of an audit committee. Our sole officer and director has little knowledge of U.S. GAAP and no audit committee to assist him which may result in untimely or unreliable financial statements.

Risks Relating to Our Business

We have limited sales and marketing experience, which increases the risk that our business will fail.

Our officers, who will be responsible for marketing our website to potential users, have no experience in the social media or internet industries, and have only nominal sales and marketing experience. Further, we have budgeted only $20,000 toward sales and marketing efforts over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our website. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our website will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan.   As disclosed herein the Company expects to require $31,000 to operate according to the business plan for the next 12 months which funds would be mostly utilized for identifying and recruiting music artists and for advertising and promoting the music artists. In the event that the full amount of this offering is not sold, the Company would have to scale down its marketing and travel which would slow the growth of the Company. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

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If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately between $12,000 and $45,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Our auditor has raised substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The Company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieve a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of music is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful websites operated by proven companies that offer similar services which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The niche one-stop-shop record label of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services.  Therefore, we may not be able to compete effectively and our business may fail.

The loss of the services of our sole officer or our failure to timely identify and retain competent personnel could negatively impact our ability to develop and sell our services.

The development of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officer, John Azoulay who is developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of our officer or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

Our officer and director has conflicts of interest in that he has other time commitments that will prevent him from devoting full-time to our operations, which may affect our operations.

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Because our sole officer and director, who is responsible for all our business activities, does not devote his full working time to operation and management of us, the implementation of our business plans may be impeded. Our sole officer and director has other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. We expect Mr. Azoulay to spend approximately 20 hours a month on the business of our Company. Additionally, when he becomes unable to handle the daily operations on his own, we may not be able to hire additional qualified personnel to replace them in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

Foreign Officer and Director could result in difficulty enforcing rights.

The officers and directors of the Company are located in France and as such investors may have difficulty in enforcing their legal rights under the United States securities laws. It may be difficult to effect service of process or enforce judgments obtained in U.S. courts against any officers or directors who are located in France.

Investors will have little voice regarding the management of Ixir Productions, Inc. due to the large ownership position held by our existing management and thus it would be difficult for new investors to make changes in our operations or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders, including the election of directors.

Mr. Azoulay, our sole officer and director, currently owns 100% of Ixir’s issued and outstanding common stock. If we are successful in completing the Maximum Offering he will own 90.9% of the Company’s issued and outstanding common stock, and is still in a position to continue to control Ixir Productions, Inc.. If we close our Offering with less than the Maximum, his percentage ownership is even higher. Such control may be risky to the investor because our company's operations are dependent on a very few people who could lack ability, or interest in pursuing our operations. In such event, our business may fail and you may lose your entire investment. Moreover, investors will not be able to effect a change in the Company’s board of directors, business or management.

We intend to become a reporting issuer and will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we intend to become a reporting issuer and will be required to file all periodic and other required reports with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe (Please refer to “Use of Proceeds” and Plan of Operations”) that the $12,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Mr. Azoulay lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. He has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

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As an “Emerging Growth Company” Under The Jobs Act, We Are Permitted To Rely On Exemptions From Certain Disclosure Requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we have elected not to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

Additionally, under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies”.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  In the event that we are still considered a “smaller reporting company”, when we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in our SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects and could make our common stock less attractive to investors. Our costs for disclosure will also increase significantly when we are no longer considered either an “emerging growth company” or a “smaller reporting company” , including costs related for disclosure under Section 404 of the Sarbanes- Oxley Act.

As a shell company there are restrictions imposed upon the transferability of our unregistered shares

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We are considered to be a shell company as defined under Rule 405 in the Securities Act, with nominal operations and assets consisting solely of cash and cash equivalents.  While we remain as a shell company, any unregistered securities sold by our Company can only be resold through registration under the Securities Act of 1933, or by meeting the conditions of Rule 144(i), under which unregistered securities shall remain restricted for a period of 12 months following the date our Company is no longer considered a shell company and appropriate Form 10 information has been filed with the SEC. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, and these restrictions could significantly limit our ability to raise additional funding. If we are unable to obtain additional financing, our business will fail and you may lose some or all of your investment in our common stock.

Risks Relating to our Stock

The Offering price of $0.10 per share is arbitrary.

The Offering price of $0.10 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

State securities laws may limit resales of your securities.

State securities laws may limit resales of our securities. Because our shares will not be considered “Covered Securities” as defined in Section 18 of the Securities Act of 1933, resale of our shares may not be permitted unless our shares are qualified for trading under applicable state securities laws or there is an exemption for secondary trading in such state.

All proceeds from the sale of shares offered by the company will be immediately available for use by the Company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the Company. As a result, all proceeds from the sale of shares offered by the Company will be available for immediate use by the Company. The proceeds of the sale may not be sufficient to implement the Company’s business strategy.

We will apply to have our common stock traded over the counter, which may deprive stockholders of the full value of their shares.

We will apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. The Company may never be approved for trading on any exchange.

We will have broad discretion in how we use the proceeds of this offering and we may not use these proceeds effectively. This could affect our results of operations and cause the value of our common stock to decline.

Our management team will have considerable discretion in the application of the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. We currently intend to use the net proceeds that we receive from this offering as described in “Use of Proceeds” herein. We may use the net proceeds for corporate purposes that do not improve our results of operations or which cause our stock value to decline.

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A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker - dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC Bulletin Board. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire.

Our Company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, John Azoulay, beneficially owns 100% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, this stockholder, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

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Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors independence, audit committee oversight and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

There are doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The Company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure. This has raised doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary through one or more private placement or public offerings. However, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

● the ability of the Company to offer and sell the shares of common stock offered hereby;

● changes in existing and potential relationships with collaborative partners;

● the ability to retain certain members of management;

● our expectations regarding general and administrative expenses;

● our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses;

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● other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward -looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 500,000 shares of common stock to be sold by us, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, as follows:

USE OF PROCEEDS *

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	125,000	250,000	375,000	500,000

Gross Proceeds	$12,500	$25,000	$37,500	$50,000
Net Cash – June 30, 2013	6,000	6,000	6,000	6,000
Total Before Expenses	18,500	31,000	43,500	56,000
Less: Offering Expenses	10,500	10,500	10,500	10,500

Net After Offering Expenses	$8,000	$20,500	$33,000	$45,500

Use of Proceeds:
Public company reporting expenses	$8,000	$12,000	$12,000	$12,000
Website design and launch	—	1,500	1,500	1,500
Branding	—	2,000	2,000	2,000
Identify music artists, create & send out music demos	—	3,500	4,500	4,500
Event manager consultant	—	—	3,000	5,000
Advertising & Promotion	—	2,000	10,000	20,000
Working capital	—	0	1,000	1,000

Total	$8000	$21,000	$34,000	$46,000

If we are only successful in raising at least 50% of our planned Offering we will not be able fund the cash shortfall to maintain our public reporting obligations, unless we can obtain alternative financing through further equity issuances, debt financing or shareholder loans. We currently have no plans in place to cover the shortfall.

Our offering expenses of approximately $10,500 are comprised primarily of legal and accounting expenses, Securities and Exchange Commission (“SEC”) and EDGAR filing fees and transfer agent fees. Our officer and director will not receive any compensation for his efforts in selling our shares.

If we are able to sell 375,000 shares of our common stock (75% of the Offering) we can maintain our reporting requirements with the SEC and execute our business plan, but our marketing efforts will be at a medium level. We will be unable to implement any portion of our business plan until we sell at least 250,000 shares of our common stock (50% of the Offering) in this Offering. If we do not sell at least 125,000 shares of our common stock (25% of the Offering) we will not be able to maintain our reporting status with the SEC and remain in good standing with the state of Nevada without additional funds.

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We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful execution of our business plan, a successful marketing and promotion program, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling all 500,000 common shares under this Offering, the net proceeds will be used for our business plan and general working capital, during the twelve months following the successful completion of this Offering. In all instances, after the effectiveness of the registration statement of which this prospectus is a part, we will require some amount of working capital to maintain our basic operations and comply with our public reporting obligations. In addition to changing our allocation of cash because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

Our management will have broad discretion in the allocation of the net proceeds of any offering. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities. The Company could operate even with no proceeds from this offering but that the marketing and advertising efforts would be greatly diminished thus greatly slowing the growth of the Company.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2013.

June 30, 2013
Current Assets	$12,500
Current liabilities	81
Long-term liabilities	—
Common stock	5,000
Additional paid-in capital	7,500
Accumulated deficit	(81)
Total stockholder’s equity	12,419
Total capitalization	$12,500

DILUTION

The net tangible book value of our Company as of June 30, 2013 was $5,919 or $0.002 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the Company (total tangible assets (not including deferred costs) minus total liabilities) by the number of outstanding shares of our common stock on June 30, 2013.

Our net tangible book value and our net tangible book value per share will be impacted by the 500,000 shares of common stock which may be sold by our Company. The amount of dilution will depend on the number of shares sold by our Company. The following example shows the dilution to new investors at an assumed offering price of $0.10 per share.

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We are registering 500,000 shares of common stock for sale by our Company. If all shares are sold at the offering price of $0.10 per share, and estimated offering expenses of $10,500, our net tangible book value as of December 31, 2012 would have been $45,419 or approximately $0.010 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.008 per share and an immediate dilution to new stockholders of $0.09 per share. The following table illustrates the per share dilution:

Assumed public offering price per share	$0.10

Net tangible book value per share before this offering	$0.002

Increase attributable to new investors	$0.006

Net tangible book value per share after this offering	$0.008

Dilution per share to new stockholders	$0.06

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

DESCRIPTION OF BUSINESS AND PROPERTY

General

Ixir Productions, Inc. is a boutique, one-stop-shop record label. Our company is in the business of recruiting music artists, and providing them with worldwide digital distribution, production, music videos, music press relations, online marketing and event promotion. Mr. John Azoulay is the sole officer and director of Ixir Productions, Inc.

Since the company’s incorporation date (March 19, 2013), John Azoulay has served as the company’s President, Director, Secretary, and Treasurer. There is no Board of Directors.

Ixir Productions, Inc. is authorized to issue 75,000,000 shares of common stock, at par value $0.001 per share. Pursuant to a Subscription Agreement (dated March 19, 2013) 5,000,000 shares of common stock were sold to John Azoulay, the sole officer and director of the Company, at a purchase price of $0.0025 per share, for aggregate proceeds of $12,500.

Our company’s business is focused on providing music artists with all of their music production, recording and distribution needs. We currently have minimal revenue, operating history and no music artists but our sole officer and director, Mr. John Azoulay. Our objectives over the 12-month period following successful completion of our Offering are:

·	Launch our corporate website

·	Identify music artists and offer our services

·	Advertising and marketing of our record label and music artists.

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First, we are planning to launch our corporate website with the funds we receive from our Offering, we have budgeted $1,500 for the design of the website and plan to launch within 2-3 months. We have secured a domain name ixirproductions.com, but do not have a functioning website yet. We intend to use a free open source content-management system based on PHP and MySQL. Our website will list our services to music artists, provide information about our business and showcase music, tours, photos, videos and a portfolio of our music artists. Once are website is fully functional we will immediately look and engage in recruiting music artists to use our services. We have budgeted $4,500 for this task and expect it to be an ongoing task. Our sole officer and director will be responsible for finding and recruiting music artist. We plan to focus on sites like MySpace, Bandcamp, ReverbNation which music artists use as a platform to show off their work to millions of people. We also intend to use social networks such as Facebook to post messages about our services to music artists. We have already created a Facebook page for our Company https://www.facebook.com/IxirRecording. Once we identify music artist we will offer our one-stop-shop record label services, we will send out marketing materials including our music demos. Our music demos are also available on https://soundcloud.com/john-azoulay. We have budgeted $20,000 to advertise, market and build brand awareness in the public domain. If we are successful in recruiting music artists we have also budgeted $5,000 to hire an event manager consultant, the role of the event manager is to find, schedule and book live events for the music artists.

PRINCIPAL SERVICES

Our mission is to provide essential services to music artists including worldwide online distribution, music recording and production, music release, marketing and promotions, online marketing, music videos, and club/DJ promotion.

MUSIC RECORDING AND PRODUCTION

Our objective is to provide music artists with all of their music production, recording and mixing needs. We will provide high-quality recording services, tailored to the needs of each unique recording artist or group. We can work with soloists, groups, and bands in all musical genres in recording demos, full albums, or singles.

Our services range from acoustic recordings to ‘laying down beats’. An initial consultation will determine the needs of the artist(s), and the best approach to producing high-quality recordings. Mixing, engineering, and recording will all be done by third-parties. Clients will be provided with high-quality downloadable media files that meet and exceed industry standards. Artists will be charged a flat-rate fee for music production services. Fees will be negotiated during the initial consultation session.

Mr. Azoulay produced and released all of the 17 songs that are available for sale. 8 songs out of the 17 were produced and released prior to our incorporation. Mr. Azoulay as the officer of Ixir produced all the songs from creating the music, recording and distributing them via Fyier for sale.

FUTURE SERVICE

We plan to expand our services in the future and provide: music video production and recordings/video of live performance.

MUSIC RELEASE

In order to provide worldwide digital distribution we have partnered with DANCE ALL DAY Musicvertriebs GmbH c/o Feiyr.com – an online music distribution company that publishes music worldwide. This company has access to over 300 download shop and music portals, including iTunes™, Amazon, Spotify, Google, Beatport, Djshop, Youtube, and many more. Feiyr.com will enable us to manage artists, and to sell and promote their music while retaining complete control of the releases. Each music portal charges a commission rate of 15 – 35% of gross sales. Feiyr.com takes 20% of the revenue received from music release sales. The remainder goes to Ixir Productions, and the recording artist.

For example, a song is sold on iTunes™ for $0.99. iTunes™ keeps $0.35, leaving $0.64. Feiyr.com takes 20% of the $0.64, which is $0.13. The remaining $0.51 is released to us.

Of the $0.51, Ixir Productions charges 15%, leaving the artist with $0.44. In summary, a $0.99 song would result in $0.08 return for Ixir Productions.

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There was no written agreement with DANCE ALL DAY, when the company signed up on their website (www.feiyr.com) to use their service they been asked to acknowledge and accept the license agreement which is attached as an exhibit.

Material terms:

DANCE ALL DAY acts as a digital distributor to our songs and labels, we don't transfer our copyrights and publishing rights to them. They take 20% of the sales. We can terminate our account at any time.

The Company does not currently have a functioning website.

MARKETING AND PROMOTION SERVICE

We will create a professional website for the artists to showcase their music, tours, photos, videos, and band members. The artist or band will also be cross-promoted on our own website to increase exposure to a wider audience range.

We will assist the artist or band in setting up accounts and uploading their music on popular online music portals such as Soundcloud, BandCamp, and so forth. These websites enable artists and bands to promote their music to online users, and direct viewers back to the artist’s own website.

Promotion on Twitter: the artist will be required to create a unique twitter account for the promotion of their music. The artist or band will be asked to create their own list of other users to follow, and through twitter activity will increase their follower-ship as well. Twitter will be used for online promotion – to announce new tracks, albums, and to promote online presence.

Marketing and promotion service will be included as part of the music production bundle.

THE MARKET OPPORTUNITY

The Company’s main market for its products and services is in the United States.

In their 2012 Digital Music Report, the IFPI reported record companies’ digital revenues for 2012 are estimated at us$ 5.6 billion, up an estimated 9 per cent on 2011 and accounting for more than a third of total industry revenues (34%). digital channels account for the majority of income in an increasing number of markets including India, Norway, Sweden and the US. Download sales increased by 12 per cent in 2012, to 4.3 billion units globally (combining digital singles and albums). digital album sales grew at more than twice the pace of single tracks. there were 2.3 billion single track downloads worldwide, an increase of 8 per cent and 207 million digital albums sold, up 17 per cent on 2011, showing consumer demand for albums remains strong.

The Nielsen Company & Billboard’s 2012 Industry Report shows overall music sales in the US to have increased 3.1% over 2011. Even though physical musical sales decreased by 12.8% over 2011, digital sales of albums and tracks are on the rise – digital albums increased by 14.1%, and digital track sales increased by 5.1%. Despite the growth in digital sales, physical albums were still the dominant album format. Overall music purchases surpassed 1.65 billion units in 2012, an increase of 3.1% since 2011.

The American Association for Independent Music, Billboard and SoundScan stats show that independent labels received 32.6% of U.S. album sales in 2012. In 2011, indie labels outpaced all of the other label groups taking the #1 sales spot followed by Universal, Sony, Warner Music and EMI respectively.

Our target market includes established artists, as well as up and coming/new independent music artists and bands looking for a one-stop-shop company that can manage music creation, branding, and selling.

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COMPETITION AND COMPETITIVE STRATEGY

The independent music industry is highly competitive and, at times, subject to rapidly changing consumer preferences and industry trends. We compete with a large number of independent record labels, and many of our competitors have longer operating histories, greater financial sales, more experience in marketing, more technological resources, and well-established client bases. However, our services are different in that we offer a one-stop-shop approach. In today’s fast-paced environment, this approach has a great appeal to music artists who would rather spend more of their time making music. John Azoulay is a musician himself, and familiar with the process of becoming a successful music artist. His experience enables him to offer a unique expertise that will particularly appeal to a wide range of music artists.

MARKETING & SALES STRATEGY RECRUITING NEW TALENT

New talent will be sought out on websites such as MySpace, Bandcamp, ReverbNation and other sites that feature unsigned artists. Once promising talent has been identified, they will receive a presentation about our boutique one-stop-shop label, and related services.

MARKET AND PROMOTE OUR CURRENT TALENT

Until we are able to recruit music artists to use our services, our management is focused on promoting our current sole talent, the Company’s director, John Azoulay.

● Create new music tracks and distribute them via Feiyr.com.

● Create, and maintain a professional website for our artist, showcasing his music, touring information, photos, and music videos.

● Book live performance events via our network of events agency, managers of clubs and artistic directors.

To demonstrate our music production and distribution capabilities, our sole officer and director, Mr. John Azoulay, had self-produced to date 17 of his own songs which are available for sale on iTunes, Amazon and BeatPort. To date we have generated insignificant revenue from the sales of these songs.

Our current active songs for sale:

SKU	SONG	ARTIST	GENRE
10045914	Not Alone Feat. Audrey Graham (Extended Mix)	John Azoulay	House
10048098	Not Alone Feat. Audrey Graham (Radio Edit)	John Azoulay	House
10070971	T L V (Original Mix)	John Azoulay	Electro House
10166564	Sight (Original 8'' Edit)	John Azoulay	Prog-House
10166565	Himo (Original Mix)	John Azoulay	House
10166566	Organe (Original Mix)	John Azoulay	Electro
10172462	Spy	John Azoulay	Deep House
10173719	Intimacy (Original Mix)	John Azoulay	Prog-House
10173720	Boundless (Original Mix)	John Azoulay	Prog-House
10202634	Map of Mind	John Azoulay	Electro House
10202635	Arvy	John Azoulay	Deep House
10202636	Linch	John Azoulay	Tech-House
10208044	Exit (Romanito Vocal)	John Azoulay	Deep House
10208045	People Want	John Azoulay	Deep House
10208594	Morning Sea	John Azoulay	Deep House
10212224	In Your Nature (Club Mix)	John Azoulay	Prog-House
10212225	Burn Out (Club Mix)	John Azoulay	Tech-House

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REVENUE MODEL

We plan to generate revenue from the following:

·         Music Release - Revenue from the sales of music of our music artists, to date we have a sole music artist, the Company’s director, Mr. John Azoulay.

·         Live Performance – Revenue from the booking of our music artists, to date we had two customers who booked a live event with our music artist.

Employees

As of December 12, 2013, we had the Company’s work being done by management. We have a single employee, Mr. Azoulay, and he is not a full-time employee, offering only an anticipated 20 hours per month to the company.

Description of Property

We do not own interests in any real property. Mr. John Azoulay, our President, Treasurer, Secretary and director, has provided us with 400 sq ft of furnished office space located at 4 Rue Santeuil, Nantes 44000, France free of charge for at least the next 12 months. This location currently serves as our primary office for planning and implementing our business plan. This space is currently sufficient for our purposes, and we expect it to be sufficient for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of June 30, 2013 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 7.

Plan of Operation

IXIR Productions, Inc. will provide a boutique, one-stop-shop record label. Our Company is in the business of recruiting music artists, and providing them with worldwide digital distribution, production, music videos, music press relations, online marketing and event promotion.

Other than the shares offered by this prospectus, no other source of capital has been identified or sought at this time.   The amount of cash the Company currently has on hand is sufficient to meet its obligations and conduct planned operations for a minimum of six months or until this filing is effective.

If we are only successful in raising 10% of our planned Offering we will not be able fund the cash shortfall to maintain our public reporting obligations, unless we can obtain alternative financing through further equity issuances, debt financing or shareholder loans. We currently have no plans in place to cover the shortfall.

If we are able to sell 375,000 shares of our common stock (75% of the Offering) we can maintain our reporting requirements with the SEC and execute our business plan, our marketing efforts will be at a medium level.

The above refers to executing our plan as follows:

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First, we are planning to launch our corporate website with the funds we receive from our Offering, we have budgeted $1,500 for the design of the website and plan to launch within 2-3 months. We have secured a domain name ixirproductions.com, but do not have a functioning website yet. We intend to use a free open source content-management system based on PHP and MySQL. Our website will list our services to music artists, provide information about our business and showcase music, tours, photos, videos and a portfolio of our music artists. Once are website is fully functional we will immediately look and engage in recruiting music artists to use our services. We have budgeted $4,500 for this task and expect it to be an going task. Our sole officer and director will be responsible for finding and recruiting music artist. We plan to focus on sites like MySpace, Bandcamp, ReverbNation which music artists use as a platform to show off their work to millions of people. We also intend to use social networks such as Facebook to post messages about our services to music artists. We have already created a Facebook page for our Company https://www.facebook.com/IxirRecording. Once we identify music artist we will offer our one-stop-shop record label services, we will send out marketing materials including our music demos. Our music demos are also available on https://soundcloud.com/john-azoulay. We have budgeted $20,000 to advertise, market and build brand awareness in the public domain. If we are successful in recruiting music artists we have also budgeted $5,000 to hire an event manager consultant, the role of the event manager is to find, schedule and book live events for the music artists.

We will be unable to implement any portion of our business plan until we sell at least 250,000 shares of our common stock (50% of the Offering) in this Offering. If we do not sell at least 125,000 shares of our common stock (25% of the Offering) we will not be able to maintain our reporting status with the SEC and remain in good standing with the state of Nevada without additional funds.

We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful executing of our business plan, a successful marketing and promotion program, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling all 500,000 common shares under this Offering, the funds raised are budgeted to sustain operations for a twelve month period following the closing. The net proceeds will be used for our business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise.  Release of the funds to the Company is based upon our counsel, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the deposit to verify that that the checks have cleared prior to releasing the funds to the Company. In all instances, after the effectiveness of the registration statement of which this prospectus is a part, we will require some amount of working capital to maintain our basic operations and comply with our public reporting obligations. In addition to changing our allocation of cash because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

Our sole officer and director has little knowledge of U.S. GAAP and no audit committee to assist him which may result in untimely or unreliable financial statements.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until one of the following conditions are met; either the Company has total gross revenues of $1,000,000,000 at the end of a fiscal year, or the last day of the fifth anniversary date of the first sale of common equity securities pursuant to an effective registration statement, or the three year anniversary date where the Company issued more than 1,000,000,000 in non-convertible debt, or the date which the Company is deemed to be a “large accelerated filer” and means that the Company has a public float over $700,000,000.

As an emerging growth company the Company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(b) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

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Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the Company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

 An emerging growth company is not required to:

·	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

·	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

·	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

·	publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting which statement shall also assess the effectiveness of such internal controls and procedures.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act. Given the opt out, the Company will be required to have its auditors attest to and report on management’s assessment of its internal controls, have shareholder approval of executive compensation every three years including golden parachutes. The Company will have to comply with all new or revised accounting standards upon adoption as added.

The trends of the industry are reflective of the economic atmosphere that the country finds itself in and will continue to be affected by the overall economic condition of the United States in the future. The wide diversification of the record labels and customers seeking the product and services owned by our Company will determine the direction and the amount of attention given to any one area at any given time depending on the demands of the industry at that time and in the future.

Liquidity and Capital Resources

At June 30, 2013 we had $12,500 in current assets. Current liabilities at June 30, 2013 totaled $81.

At June 30, 2013, we had current assets consisting of $6,000 in cash and $6,500 in deferred equity issuance costs.

We have no material commitments for the next twelve months. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed of $12,000 for the first 6 months.

In order to achieve our stated business plan goals, we require the funding from this offering. We are a development stage company and have not generated significant revenue to date. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

Even if we are successful in raising all of the funding under this Offering, we will still not be in a position to generate any significant revenues or become profitable. We still must raise significant additional funding to continue with our business. The Offering is only sufficient to enable us to design and launch our website, branding, identify potential music artist and offer our services. Even if we are successful in raising all of the funding under this Offering we have only budgeted $20,000 for advertising and promotion, which might not be sufficient to build brand awareness in the public domain. We believe we will require an additional $40,000 for advertising and promotion expenses and $30,000 to hire an event manager consultant for a period of 6 months to assist us promote our music artists.

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Results of Operations

From March 19, 2013 (inception) to June 30, 2013, the Company had sales of $2,044 from two customers. Mr. Azoulay was booked as the DJ and provided live music events for the 2 customers. Cost of sales for the period ended June 30, 2013 was $1,455 all of which were fees for services incurred with our sole officer. Gross profit for the period ended June 30, 2013 was $599.

During the period ended June 30, 2013 we incurred operating expenses of $680 for our organization fees which include incorporation and registered agent fees. As a result, we have reported a net loss of $81 for the period ended June 30, 2013.

The Company’s revenues are expected to be derived primarily from services to music artist such production, recording, distribution and live performance booking fees. The Company has suffered operating losses since its inception, primarily as a result of organization costs.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations. Management has plans to seek additional capital through a private placement and public offering of its common stock if necessary. These conditions raise substantial doubt about our company's ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured. The Company recognizes revenue as services are performed under the agreements.

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OUR MANAGEMENT

Directors, Executive Officers, Promoters and Control Persons

Directors, Executive Officers

Name	Age	Position
John Azoulay	31	Chairman of the Board, President
		Secretary, Treasurer, Director

Mr. John Azoulay, President, CEO, Secretary Treasurer and Member of the Board of Directors

Mr. Azoulay has been serving as our President, Secretary, Treasurer and Director since March 19, 2013. The term of his office is for one year and is renewable on an annual basis.

During 2008 to 2010, He has acted as the Events Executive at the Casino Barrière of Toulouse, France. The casino belongs to Groupe Lucien Barrière which is the casino market leader in France and in Switzerland. His duties included soliciting new business and producing revenue growth, publicizing the events, booking locations, halls and equipment and working with artists and other entertainers. Since 2011 to January 2013, he was a partner and the General Manager of Room157 of Toulouse, France, a nightclub and a restaurant. He was responsible for the nightclub and restaurant, including financial, driving sales and profitability to meet targets. He was overseeing all aspects of the operations of the club and restaurant.

These experiences, qualifications and attributes have led to our conclusion that Mr. Azoulay should be serving as a member of our Board of Directors in light of our business and structure. Our officer will devote approximately 20 hours per month to the company.

Family Relationships. There are no family relationships among the directors and executive officers of the Company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our director, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to IXIR Productions, Inc., Attn: Chief Financial Officer, 4 Rue Santeuil, Nantes 44000, France.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers during the period from March 19, 2013 (Inception) through May 31, 2013.

			(a)	(b)	(c)
Name and Principal Position	Year	Salary*	Bonus	Option Awards	All Other Compensation	Total Compensation
John Azoulay	2013	$0	$0	$0	$0	$0
Chairman of the Board, CEO
President, CFO, Sec. Treas. Dir.

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of December 12, 2013.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended June 30, 2013. We intend during 2013 to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

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Audit, Compensation and Nominating Committees

As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of December 12, 2013, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Number of Shares Beneficially Owned (*)	Percent of Class (**)	Percent of Class after offering
John Azoulay	5,000,000	100%	91%

All directors and officers as a group	5,000,000	100%	91%
(1 person)

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.

(**) Percent of class is calculated on the basis of the number of shares outstanding on September 6,2013 (5,000,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of IXIR Productions, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our sole director and officer is charged with reviewing and approving all related-person transactions., In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

On March 19, 2013 our officer and director received 5,000,000 shares at $0.0025 per share for cash. These shares were exempt from registration under Section 4(2) of the Securities Act of 1933 as there was no solicitation and both officers and directors were in possession of full information about the registrant.

100% of the Company’s sales related expenses, totaling $1,455 were incurred with our sole officer and director.

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Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its sole member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

Authorized and Issued Stock
	Number of Shares at December 3, 2013
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	75,000,000	5,000,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest. The Nevada Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

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(a) 20 to 33 1/3%,

(b) 33 1/3 to 50%, or

(c) more than 50%.

A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Nevada corporation, which:

(a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

(b) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada nor do we do business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

(a) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

(b) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

(c) representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

(a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

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(b) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

(c) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

PLAN OF DISTRIBUTION

The offering is a self-underwritten offering of 500,000 shares of common stock and at a fixed price of $0.10 per share for the duration of the offering. This offering is self-underwritten and Mr. Azoulay will do all sales on behalf of the Company. We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

● directly to investors;

● to investors through agents;

● to dealers; and/or

The offering will be open for 180 days.

The shares shall be sold only in the state of Israel with sales only to qualified purchasers.

The distribution of the shares of common stock may be effected from time to time in one or more transactions:

● at a fixed price or prices, which may be changed;

● at market prices prevailing at the time of sale;

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● at prices related to such prevailing market prices; or

● at negotiated prices.

Any of the prices may represent a discount from prevailing market prices.

The company will not accept subscriptions or payment for the shares until after the registration statement is effective.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board. The Bulletin Board is a quotation service, not an issuer listing service, market or exchange; and a market maker, not the company, must file an application to have the company’s common stock quoted on the OTCBB. The company may not be successful in securing a market maker to do so.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The offering will be conducted by Mr. Azoulay, our President. Under Rule 3a 4-1 of the Securities Exchange Act an issuer may conduct a direct offering of its securities without registration as a broker/dealer. Such offering may be conducted by officers who perform substantial duties for or on behalf of the issuer otherwise than in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more that once every 12 months, with certain exceptions.

Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a)(39) of the Securities Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and at the time of offering our shares may not be associated persons of a broker or dealer. Mr. Azoulay will meets these requirements.

How to Invest :

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the Company; and

2) a check payable to the order of IXIR Productions, Inc. in the amount of $0.10 for each share you want to purchase.

 OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board. The Bulletin Board is a quotation service, not an issuer listing service, market or exchange; and a market maker, not the company, must file an application to have the company’s common stock quoted on the OTCBB. The company may not be successful in securing a market maker to do so.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

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Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.138 of the NRS (“Section 78.138”) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‟ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.138 also provides that directors and officers may also indemnified against expenses (including attorneys‟ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article XI, Section 43 of our bylaws contains provisions which require that our company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq.

EXPERTS

The financial statements included in this prospectus for the period from inception (March 19, 2013) and ended June 30, 2013 have been audited by D. Brooks and Associates CPA’s P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in IXIR Productions, Inc.

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ADDITIONAL INFORMATION

Upon the filing of a Form 8A, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 - 800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

Upon the effectiveness of the Form S-1 registration statement, we will have a reporting obligation under Section 15(d) of the Securities Exchange Act of 1934. We are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. We intend to register our common stock under Section 12(g) of the Exchange Act by filing a Form 8-A.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

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PART I — FINANCIAL INFORMATION

INDEX TO AUDITED FINANCIAL STATEMENTS

JUNE 30, 2013

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

F-2

IXIR PRODUCTIONS, INC.
(A Development Stage Company)
Balance Sheet

June 30,
2013

ASSETS

Current Assets:
Cash	$6,000
Deferred equity issuance costs	6,500
Total current assets	12,500

Total assets	$12,500

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
Due to Stockholder	$81
Total current liabilities	81

Stockholder's Equity: (note 4,5)
Common stock, 75,000,000 shares authorized, par value $0.001,
5,000,000 shares issued and outstanding	5,000
Additional paid in capital	7,500
Deficit accumulated during the development stage	(81)
Total stockholder's equity	12,419

Total liabilities and stockholder's equity	$12,500

The accompanying notes are an integral part of these financial statements.

F-3

IXIR PRODUCTIONS, INC.
(A Development Stage Company)
Statement of Operations

March 19, 2013
(Inception) to
June 30,
2013

Revenue	$2,044
Cost of sales	1,445
Gross profit	599

OPERATING EXPENSES
Organization expenses	680
Total operating expenses	(680)

Provision for Income Taxes	—

Net loss	(81)

Basic and Diluted
Loss Per Common Share	a

Weighted Average Number of
Common Shares Outstanding	5,000,000

a = less than $.01 per share

The accompanying notes are an integral part of these financial statements.

F-4

IXIR PRODUCTIONS, INC.
(A Development Stage Company)
Statements of Cashflows

March 19, 2013
(Inception) to
June 30,
2013

OPERATING ACTIVITIES:
Net loss	$(81)
Adjustments to reconcile net loss to net
cash used in operating activities:
Net expenses paid by stockholder	81
Net cash used in operating activities	—

FINANCING ACTIVITIES:
Payment of deffered equity issuance costs	(6,500)
Proceeds from issuance of common stock	12,500
Net cash provided by financing activities	6,000

Increase in cash during the period	6,000

Cash, beginning of the period	—

Cash, end of the period	$6,000

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
Cash paid during the period for:
Interest	—
Income taxes	—

The accompanying notes are an integral part of these financial statements.

F-5

IXIR PRODUCTIONS, INC.
(A Development Stage Company)
Statement of Stockholder's Equity

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid in	Development	Stockholder's
	Shares	Amount	Capital	Stage	Equity

Balances - March 19, 2013 (Inception )	—	$0	$0	$0	$0

Common stock issued to director for cash
on March 19, 2013 ($0.0025)	5,000,000	5,000	7,500	—	12,500

Net loss for the period	—	—	—	(81)	(81)
Balance June 30, 2013	5,000,000	$5,000	$7,500	$(81)	$12,419

The accompanying notes are an integral part of these financial statements.

F-6

IXIR PRODUCTIONS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2013

Note 1. Organization and Basis of Presentation

The Company was originally incorporated under the laws of the state of Nevada on March 19, 2013. The Company is devoting substantially all of its present efforts to establish a new business. It is considered a development stage company, and has had no revenues from operations to date.

Initial operations have included organization and capital formation. We are engage in the business of recruiting rising music artists and providing them with related services such as worldwide digital distribution, production, music videos, Music Press P.R, online marketing and event promotion.

Note 2.  Summary of Significant Accounting Policies

ACCOUNTING BASIS

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises. The Company has adopted a June 30 fiscal year end.

DEVELOPMENT STAGE COMPANY

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. All losses accumulated since inception has been considered as part of the Company's development stage activities.

EARNINGS PER SHARE

The basic earnings (loss) per share is calculated by dividing the Company's net loss attribute to common stockholder by the weighted average number of common shares during the period. The diluted earnings (loss) per share is calculated by dividing the Company's net loss attribute to common stockholder by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The Company has not issued any options or warrants or similar securities since inception.

CASH

The Company’s cash consists of funds deposited with its lawyer into the law firm's trust account.

DEFERRED OFFERING COSTS

Direct costs incurred in connection with the issuance of equity are capitalized and recorded in paid in capital during the period when proceeds are received.

FOREIGN CURRENCY TRANSLATION

The Company has adopted the US dollar as its functional and reporting currency because most of its transactions are denominated in US currency.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of the amounts due to stockholder approximate fair value due to their short-term nature.

F-7

INCOME TAXES

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, “Accounting for Income Taxes. It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result, the Company has applied a more-likely-than-not recognition threshold for all tax uncertainties. The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States. All of the Company’s tax years since inception remain subject to examination by Federal and state jurisdictions. The Company did not identify any uncertain tax positions.

The Company classifies penalties and interest related to unrecognized tax benefits as income tax expense in the Statements of Operations. As of June 30, 2013, the Company had no accrued interest or penalties.

REVENUE RECOGNITION

The Company recognizes revenue during the period in which services have been provided and collection is reasonably assured.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

Note 3. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has net losses from the date of incorporation on March 19, 2013 to June 30, 2013 of $81. The Company intends to fund its expenditures through equity financing arrangements, which may be insufficient to fund its proposed development expenditures, working capital and other cash requirements through the next fiscal year ending June 30, 2014.

The ability of the Company to emerge from the development stage and continue as a going concern is dependent upon the Company's successful efforts to raise sufficient capital for its business plans and then attaining profitable operations. In response to these issues, management has planned the following actions:

- The Company is planning to file and clear a Registration Statement with the SEC to raise additional equity funds through a public offering.

- Management is currently formulating plans to recrute rising music artists and to provide with related services such as worldwide digital distribution and production. There can be no assurances, however, that management's expectations of future revenues will be realized.

F-8

We are engage in the business of recruiting rising music artists and providing them with related services such as worldwide digital distribution, production, music videos, Music Press P.R, online marketing and event promotion.

As of the date of the financial statements, there were no commitments for the additional equity funding. Management estimates the minimum amount of additional funding necessary to enable the Company to carry out its intended business plan and remain viable for at least the twelve months following the date of the financial statements is approximately $50,000. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note  4. Stockholder’s Equity

AUTHORIZED

The Company is authorized to issue 75,000,000 shares of $0.001 par value common stock. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

On March 19, 2013 (inception), the Company issued 5,000,000 shares of its common shares to its President, Secretary Treasurer and Director for cash of $.0025 per share or $12,500 in aggregate. See Note 5.

Note 5. Related Party Transactions

The Company's officer and director is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.

The Company has not formulated a policy for the resolution of such conflicts.

On March 19, 2013, the Company issued 5,000,000 shares of its common stock to its President, Secretary Treasurer and Director for cash of $12,500. See Note 4.

On March 19, 2013, the Company’s officer and director paid $81 of net expenses on behalf of the Company. These amounts remain outstanding as of June 30, 2013, are non-interest bearing and due on demand.

Note 6. Income Taxes

Net deferred tax assets are $0 as of June 30, 2013. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a 100% valuation allowance. Management believes it is likely that any deferred tax assets will not be realized. The Company has a net operating loss carry forward of approximately $6,581 which will expire by June 30, 2033.

Note 7. Concentration Risk

During the period from March 19, 2013 (inception) through June 30, 2013, 100% of the Company’s revenue was generated from two customers and 100% of cost of sales was incurred with the Company’s sole officer and stockholder.

Note 8. Subsequent Events

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to March 31, 2013 through December 3, 2013, which was the date the financial statements were available for issuance, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-9

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration	$6
Legal Fees and Expenses*	$6,500
Accounting Fees*	$2,500
Miscellaneous*	$94
Total	$9,500

* Estimated.

Item 14. Indemnification of Directors and Officers.

Article XI, Section 43 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

During March 2013, we issued a total of 5,000,000 shares to our officer and director. The issuances of the shares to the investors were exempt from registration under Section 4(2) of the Securities Act of 1933 as there was no general solicitation and both holders had complete knowledge of the company being its only officers and director.

Item 16. Exhibits.

Exhibit
Number	Exhibit Description

3.1	Articles of Incorporation of IXIR Productions, Inc. dated March 19, 2013
3.2	Bylaws dated May 23, 2013
5.1	Opinion of Harold P. Gewerter, Esq.
10.7	Subscription Agreement.
23.1	Consent of D. Brooks and Associates CPA’s P.A.
23.2	Consent of Harold P. Gewerter, Esq. (included in Exhibit 5.1 herein).

 Item 17. Undertakings.

The undersigned hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information on the plan of distribution.

(2) that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on December 12, 2013.

IXIR Productions, Inc.
By:	/s/ John Azoulay
John Azoulay, Chairman of the Board, CEO, President
Secretary, Treasurer, CFO, CAO

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 12, 2013.

IXIR Productions, Inc.
By:	/s/ John Azoulay
John Azoulay, Chairman of the Board, CEO, President
Secretary, Treasurer, CFO, CAO

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